EXECUTION

RECONSTITUTED SERVICING AGREEMENT

THIS RECONSTITUTED SERVICING AGREEMENT (this “Agreement”), entered into as of the 1st day of September, 2004, by and between LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation (the “Seller” or “LBH”), CENDANT MORTGAGE CORPORATION, a New Jersey corporation (the “Servicer”) having an office at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, AURORA LOAN SERVICES INC., as master servicer (the “Master Servicer”), and acknowledged by U.S. BANK NATIONAL ASSOCIATION, as indenture trustee (the “Indenture Trustee”), recites and provides as follows:

RECITALS

WHEREAS, Lehman Brothers Bank, FSB (the “Bank”) acquired certain second lien, residential mortgage loans from the Servicer and Bishop’s Gate Residential Mortgage Trust (formerly known as Cendant Residential Mortgage Trust) (“Bishop’s Gate”), which mortgage loans were either originated or acquired by the Servicer or Bishop’s Gate, pursuant to a Mortgage Loan Flow Purchase, Sale & Servicing Agreement, dated as of June 25, 2004 (as amended, the “Sale and Servicing Agreement”), by and among the Bank, as purchaser, the Servicer, as seller and Bishop’s Gate and attached hereto as Exhibit B.

WHEREAS, the Mortgage Loans (as defined herein) are currently being serviced pursuant to the Sale and Servicing Agreement.

WHEREAS, on or prior to the Closing Date (as defined herein) the Bank and LBH will enter into an Assignment and Assumption Agreement, dated as of September 1, 2004 (the “Assignment and Assumption Agreement”) pursuant to which the Bank will assign all of its rights, title and interest in and to the Mortgage Loans to LBH and LBH will assume all other rights and obligations of the Bank under the Sale and Servicing Agreement to the extent the Sale and Servicing Agreement relates to the Mortgage Loans.

WHEREAS, the Seller has conveyed the mortgage loans (the “Mortgage Loans”) identified on Exhibit D to Structured Asset Securities Corporation, a Delaware special purpose corporation (“SASCO”), which in turn has conveyed the Mortgage Loans to SASCO Mortgage Loan Trust 2004-GEL3 (the “Issuer”), pursuant to the Transfer and Servicing Agreement, among the Issuer, the Master Servicer, the Depositor, The Murrayhill Company, as credit risk manager, and the Indenture Trustee , which in turn will pledge the Mortgage Loans and such rights to the Indenture Trustee pursuant to the Indenture dated as of September 1, 2004 (the “Indenture”), between the Issuer and the Indenture Trustee.

WHEREAS, the Seller desires that the Servicer continue to service the Mortgage Loans, and the Servicer has agreed to do so, subject to the rights of the Seller and the Master Servicer to terminate the rights and obligations of the Servicer hereunder as set forth herein and to the other conditions set forth herein;

WHEREAS the Seller and the Servicer agree that the provisions of the Sale and Servicing Agreement shall apply to the Mortgage Loans, but only to the extent provided herein and that this Agreement shall govern the Mortgage Loans for so long as such Mortgage Loans remain subject to the provisions of the Transfer and Servicing Agreement;

WHEREAS, the Master Servicer and any successor master servicer shall be obligated, among other things, to supervise the servicing of the Mortgage Loans on behalf of the Indenture Trustee, and shall have the right under the conditions specified herein to terminate for cause the rights and obligations of the Servicer under this Agreement; and

WHEREAS, the Seller and the Servicer intend that the Indenture Trustee be an intended third party beneficiary of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller and the Servicer hereby agree as follows:

AGREEMENT

1.

Definitions.  Capitalized terms used and not defined in this Agreement, including Exhibit A hereto and any provisions of the Sale and Servicing Agreement incorporated by reference herein (regardless of whether such terms are defined in the Sale and Servicing Agreement), shall have the meanings ascribed to such terms in the Transfer and Servicing Agreement.

2.

Custodianship.  The parties hereto acknowledge that U.S. Bank National Association will act as custodian of the Servicer’s Mortgage Files for the Issuer, subject to the lien of the Indenture Trustee, pursuant to the Transfer and Servicing Agreement.

3.

Servicing.  The Servicer agrees, with respect to the Mortgage Loans, to perform and observe the duties, responsibilities and obligations that are to be performed and observed under the provisions of the Sale and Servicing Agreement, except as otherwise provided herein and on Exhibit A hereto, and that the provisions of the Sale and Servicing Agreement, as so modified, are and shall be a part of this Agreement to the same extent as if set forth herein in full.

The Servicer additionally agrees that the Servicer will fully furnish, in accordance with the Fair Credit Reporting Act of 1970, as amended (the “Fair Credit Reporting Act”) and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories) on a monthly basis.  In addition, with respect to any Mortgage Loan serviced for a Fannie Mae pool, the Servicer shall transmit full credit reporting data to each of such credit repositories in accordance with Fannie Mae Guide Announcement 95-19 (November 11, 1995), a copy of which is attached hereto as Exhibit F, reporting each of the following statuses, each month with respect to a Mortgage Loan in a Fannie Mae pool: New origination, current, delinquent (30-60-90-days, etc), foreclosed or charged off.

4.

Master Servicing; Termination of Servicer.  The Servicer, including any successor servicer hereunder, shall be subject to the supervision of the Master Servicer, which Master Servicer shall be obligated to ensure that the Servicer services the Mortgage Loans in accordance with the provisions of this Agreement.  The Master Servicer, acting on behalf of the Indenture Trustee and the Issuer, shall have the same rights as the Seller as purchaser under the Sale and Servicing Agreement to enforce the obligations of the Servicer under such Sale and Servicing Agreement and the term “Purchaser” as used in the Sale and Servicing Agreement in connection with any rights of the Seller shall refer to the Issuer or, as the context requires, the Master Servicer acting in its capacity as agent for the Issuer, except as otherwise specified in Exhibit A hereto.  The Master Servicer shall be entitled to terminate the rights and obligations of the Servicer under this Agreement upon the failure of the Servicer to perform any of its obligations under this Agreement, which failure results in an Event of Default as provided in Section 10.01 of the Sale and Servicing Agreement.  Notwithstanding anything herein to the contrary, in no event shall the Master Servicer assume any of the obligations of the Seller under the Sale and Servicing Agreement; and in connection with the performance of the Master Servicer’s duties hereunder, the parties and other signatories hereto agree that the Master Servicer shall be entitled to all of the rights, protections and limitations of liability afforded to the Master Servicer under the Transfer and Servicing Agreement.

5.

Compliance with HOEPA.  The Servicer is currently in compliance with the Home Ownership and Equity Protection Act (“HOEPA”) and will continue to operate its business in compliance with HOEPA.

6.

No Representations.  Except as described herein, neither the Servicer nor the Master Servicer shall be obligated or required to make any representations and warranties regarding the characteristics of the Mortgage Loans (other than those representations and warranties made in Section 3.03 of the Sale and Servicing Agreement as of the date thereof) in connection with the transactions contemplated by the Transfer and Servicing Agreement or the Indenture and issuance of the Notes issued pursuant thereto.

7.

Notices.  All notices and communications between or among the parties hereto (including any third party beneficiary thereof) or required to be provided to the Indenture Trustee shall be in writing and shall be deemed received or given when mailed first-class mail, postage prepaid, addressed to each other party at its address specified below or, if sent by facsimile or electronic mail, when facsimile or electronic confirmation of receipt by the recipient is received by the sender of such notice.  Each party may designate to the other parties in writing, from time to time, other addresses to which notices and communications hereunder shall be sent.

All written information required to be delivered to the Master Servicer under this Agreement shall be delivered to the Master Servicer at the following address:

Aurora Loan Services Inc.

2530 South Parker Road

Suite 601

Aurora, Colorado

Attn:  E. Todd Whittemore

Telephone:  (303) 632-3422

Facsimile:  (303) 632-4287

All remittances required to be made to the Master Servicer under this Agreement shall be on a scheduled/scheduled basis and made to the following wire account:

JPMorgan Chase Bank

New York, New York

ABA#:  021-000-021

Account Name:  Aurora Loan Services Inc.
Master Servicing Payment Clearance Account

Account Number:  666-611059

Beneficiary:  Aurora Loan Services Inc.

For further credit to:  SASCO 2004-GEL3

All written information required to be delivered to the Indenture Trustee hereunder shall be delivered to the Indenture Trustee at the following address:

U.S. Bank National Association

60 Livingston Avenue

St. Paul, Minnesota 55107

Attention: Structured Finance Department, SASCO 2004-GEL3

Telephone:  (651) 495-3853

Facsimile:   (651) 495-8090

All written information required to be delivered to the Seller hereunder shall be delivered to LBH at the following address:

Lehman Brothers Holdings Inc.

745 Seventh Avenue, 7th Floor

New York, NY 10019

Attention:  Manager, Contract Finance (SASCO 2004-GEL3)

Telephone:  (212) 526-7000

Facsimile:   (212) 526-8950

All written information and notices required to be delivered to the Credit Risk Manager hereunder or the Credit Risk Management Agreement shall be delivered to the Credit Risk Manager at the following address:

The Murrayhill Company

1700 Lincoln Street, Suite 1600

Denver, Colorado 80203

Attention:  General Counsel (SASCO 2004-GEL3)

Telephone:  (720) 947-6947

Facsimile:  (720) 947-6598

All written information required to be delivered to the Servicer hereunder shall be delivered to the address of its office as set forth in the first paragraph of this Agreement.

9.

Acknowledgement.  The Servicer hereby acknowledges that the rights and obligations of the Bank under the Sale and Servicing Agreement will be assigned to the Seller on the Closing Date pursuant to the Assignment and Assumption Agreement; that such rights and obligations, as amended by this Agreement will, in turn, be re-assigned by the Seller to SASCO under the Mortgage Loan Sale and Assignment Agreement; and that such rights and obligations will simultaneously be re-assigned by the Depositor to the Issuer under the Transfer and Servicing Agreement.  The Servicer agrees that the Assignment and Assumption Agreement, the Mortgage Loan Sale and Assignment Agreement and the Transfer and Servicing Agreement will each be a valid assignment and assumption agreement or other assignment document required pursuant to Section 2.05 of the Sale and Servicing Agreement and will constitute a valid assignment and assumption of the rights and obligations of the Bank to the Seller, by the Seller to SASCO, and by SASCO to the Issuer, as applicable.  In addition, the initial holder of the Ownership Certificate of the Issuer will make a FASIT election on behalf of the Issuer.  The Servicer hereby consents to each such assignment and assumption and acknowledges the Issuer’s FASIT election.

10.

Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

11.

Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

12.

Reconstitution.  The Seller and the Servicer agree that this Agreement is constitutes the Assignment, Assumption and Recognition Agreement required by the Sale and Servicing Agreement.

IN WITNESS WHEREOF, the Servicer, the Master Servicer and the Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

LEHMAN BROTHERS HOLDINGS INC.,

as Seller

By:            /s/ Stanley Labanowski

Name:  Stanley Labanowski

Title:    Authorized Signatory

CENDANT MORTGAGE CORPORATION,

as Servicer

By:            /s/ Crissy Judge

Name:  Crissy Judge

Title:    Vice President

AURORA LOAN SERVICES INC.

as Master Servicer

By:          /s/ E. Todd Whittemore

Name:  E. Todd Whittemore

Title:    Executive Vice President

Acknowledged by:

SASCO MORTGAGE LOAN TRUST

2004-GEL3

By:  WILMINGTON TRUST COMPANY,

not its individual capacity but solely as

Owner Trustee

By:                /s/ Rachel L. Simpson

Name: Rachel L. Simpson

Title:   Financial Services Officer

U.S. BANK NATIONAL ASSOCIATION,

as Indenture Trustee

By:            /s/ Charles F. Pedersen

Name: Charles F. Pedersen

Title:   Vice President

EXHIBIT A

Modifications to the Sale and Servicing Agreement

1.

Unless otherwise specified herein, for purposes of this Agreement, including definitions, relating to (i) representations and warranties of the Purchaser, (ii) the sale and purchase of the Mortgage Loans, (iii) Funding Dates and (iv) Specially Serviced Mortgage Loans, shall be disregarded.  The exhibits to the Sale and Servicing Agreement and all references to such exhibits shall also be disregarded.

2.

For reporting purposes, a Mortgage Loan is “delinquent” when any payment contractually due thereon has not been made by the close of business on the Due Date therefor.  Such Mortgage Loan is “30 days Delinquent” if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was first due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month.  Similarly for “60 days Delinquent” and the second immediately succeeding month and “90 days Delinquent” and the third immediately succeeding month..

3.

The definition of “Accepted Servicing Practices” in Article I is hereby amended as follows:

Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices (i) of prudent mortgage lending institutions that service mortgage loans of the same type as such Mortgage Loans in the jurisdiction where the related Mortgaged Property is located and (ii) in accordance with applicable state, local and federal laws, rules and regulations.

4.

The definition of “Business Day” in Article I is hereby amended as follows:

Business Day:  Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the States of New York, Colorado, Maryland, Minnesota and New Jersey are authorized or obligated by law or executive order to be closed.

5.

New definitions of “Cendant Servicing Fee” and “Cendant Servicing Fee Rate” are hereby added to Article I to immediately follow the definition of “Cendant Guide” and to read as follows:

Cendant Servicing Fee:  With respect to each Mortgage Loan, an amount equal to one-twelfth the product of (a) the General Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan.  The General Servicing Fee is payable solely from the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and REO Disposition proceeds) of such Monthly Payment collected by the Servicer, or as otherwise provided under this Agreement.

Cendant Servicing Fee Rate:  The rate set forth on the Mortgage Loan Schedule with respect to each Mortgage Loan.

6.

The definition of “Collection Account” is hereby deleted and all references to “Collection Account” herein are hereby replaced with references to “Custodial Account.”

7.

A new definition of “Custodial Account” is hereby added to Article I to immediately follow the definition of “Credit Documents”, to read as follows:

Custodial Account:  The separate account or accounts created and maintained pursuant to Section 5.04.

8.

The definition of “Custodial Agreement” in Article I is hereby amended in its entirety to read as follows:

Custodial Agreement means the Custodial Agreement dated as of September 1, 2004 between the Custodian and the Indenture Trustee.

9.

The definition of “Custodian” in Article I is hereby amended in its entirety to read as follows:

Custodian:  means U.S. Bank, National Association, any successor in interest or any successor custodian appointed pursuant to the Custodial Agreement.

10.

The definition of “Cut Off Date” in Article I is hereby amended in its entirety to read as follows:

Cut Off Date:  September 1, 2004.

11.

The definition of “Eligible Account” is hereby deleted.

12.

New definitions of “Eligible Deposit Account” and “Eligible Institution” are hereby added to Article I to immediately follow the definition of “Effective Loan-to-Value Ratio” and to read as follows:

Eligible Deposit Account:  An account that is maintained with a federal or state-chartered depository institution or trust company that complies with the definition of Eligible Institution.

Eligible Institution:  Any of the following:

(i)

an institution whose:

(A)

commercial paper, short-term debt obligations, or other short-term deposits are rated at least “A-1+” or long-term unsecured debt obligations are rated at least “AA-“ by S&P, if the amounts on deposit are to be  held in the account for no more than 365 days; or

(B)

commercial paper, short-term debt obligations, demand deposits, or other short-term deposits are rated at least “A-2” by S&P, if the amounts on deposit are to be held in the account for no more than 30 days and are not intended to be used as credit enhancement.  Upon the loss of the required rating set forth in this clause (i)(A) or clause (i)(B), the accounts shall be transferred immediately to accounts which have the required rating.  Furthermore, commingling by the Servicer is acceptable at the A-2 rating level if the Servicer is a bank, thrift or depository and provided the Servicer has the capability to immediately segregate funds and commence remittance to an Eligible Deposit Account upon a downgrade; or

(ii)

the  corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity.

13.

The terms “Environmental Assessment,” “Environmental Conditions Precedent to Foreclosure” and Environmental Laws” are hereby deleted.

14.

A new definition of “Environmental Problem Property” in Article I is hereby added to immediately follow the definition of “Eligible Institution” and to read as follows:

Environmental Problem Property:  A Mortgaged Property or REO Property that is in violation of any environmental law, rule or regulation.

15.

A new definition of “FASIT” is hereby added to Article I to read as follows:

FASIT:  A “financial asset securitization investment trust” within the meaning of Section 806L(a) of the Code.

16.

New definitions of “General Servicing Fee” and “General Servicing Fee Rate” are hereby added to Article I to immediately follow the definition of “Funding Date” and to read as follows:

General Servicing Fee:  With respect to each Mortgage Loan, an amount equal to one-twelfth the product of (a) the General Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan.  The General Servicing Fee is payable solely from the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and REO Disposition proceeds) of such Monthly Payment collected by the Servicer, or as otherwise provided under this Agreement.

General Servicing Fee Rate:  0.50% per annum.

17.

The definition of “Monthly Advance” in Article I is hereby amended in its entirety to read as follows:

Monthly Advance:  With respect to each Remittance Date and each Mortgage Loan, an amount equal to the Monthly Payment (with the interest portion of such Monthly Payment adjusted to the Mortgage Loan Remittance Rate) that was due on the Mortgage Loan on the Due Date in the related Due Period, and that (i) was delinquent at the close of business on the related Determination Date and (ii) was not the subject of a previous Monthly Advance, but only to the extent that such amount is expected, in the reasonable judgment of the Servicer, to be recoverable from collections or other recoveries in respect of such Mortgage Loan.  To the extent that the Servicer determines that any such amount is not recoverable from collections or other recoveries in respect of such Mortgage Loan, such determination shall be evidenced by a certificate of a Servicing Officer delivered to the Master Servicer setting forth such determination and the procedures and considerations of the Servicer forming the basis of such determination, which shall include a copy of any broker’s price opinion and any other information or reports obtained by the Servicer which may support such determinations.

18.

The definition of “Mortgage Loan Schedule” in Article I is hereby amended in its entirety to read as follows:

Mortgage Loan Schedule:  The schedule of Mortgage Loans setting forth certain information with respect to the Mortgage Loans, which Mortgage Loan Schedule is attached as Exhibit B to this Agreement.

19.

The definition of “Note Rate” in Article I is hereby amended in its entirety to read as follows:

Note Rate:  The annual rate of interest borne on a Mortgage Note after giving effect to any applicable Relief Act Reduction.

20.

A new definition of “Opinion of Counsel” is hereby added to Article I to read as follows:

Opinion of Counsel  A written opinion of counsel, who may be an employee of the Servicer, that is reasonably acceptable to the Indenture Trustee and the Master Servicer provided that any Opinion of Counsel relating to (a) qualification of the Mortgage Loans in a FASIT or (b) compliance with the FASIT Provisions, must be an opinion of counsel reasonably acceptable to the Indenture Trustee, the Master Servicer and the Seller, who (i) is in fact independent of any Seller, the Servicer and any master servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Servicer or any master servicer of the Mortgage Loans or in an affiliate of any such entity and (iii) is not connected with any Seller, the Servicer or any master servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

21.

The definition of “Primary Insurance Policy” is hereby deleted and all references to “Primary Insurance Policy” herein are hereby replaced with references to “PMI Policy.”

22.

New definitions of “PMI Policy,” “Prepayment Charge,” Prepayment Charge Schedule” and “Prepayment Interest Shortfall Amount” are hereby added to Article I to immediately follow the definition of “Person” and to read as follows:

PMI Policy:  A policy of primary mortgage guaranty insurance including all endorsements thereto issued by a Qualified Mortgage Insurer, including any Bulk Policy or other primary mortgage insurance policy acquired in respect of the Mortgage Loans, as required by this Agreement or the Transfer and Servicing Agreement with respect to certain Mortgage Loans whether acquired by the Mortgagor, the lender or the Seller on behalf of the Issuer.

Prepayment Charge:  With respect to any Mortgage Loan and Remittance Date, the charges or premiums, if any, due in connection with a full or partial prepayment of such Mortgage Loan during the immediately preceding Principal Prepayment Period in accordance with the terms thereof.

Prepayment Charge Schedule:  A data field in the Mortgage Loan Schedule which indicates the amount of the Prepayment Charge and the term during which it is imposed with respect to a Mortgage Loan.

Prepayment Interest Shortfall Amount:  With respect to any Remittance Date, for each Mortgage Loan that was subject to a Principal Prepayment in full or in part during the related Principal Prepayment Period (other than Principal Prepayments relating to a repurchase of the Mortgage Loan by a Seller or any other Person), which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan’s Due Date in the succeeding Principal Prepayment Period, the amount of interest (net the related Servicing Fee for Principal Prepayments in full only) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the last day of the related Principal Prepayment Period.

23.

The definition of “Qualified Mortgage Insurer” in Article I is hereby amended in its entirety to read as follows:

Qualified Mortgage Insurer:  A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae or Freddie Mac.

24.

A new definition of “Relief Act Reduction” is hereby added to Article I to immediately follow the definition of “Record Date” and to read as follows:

Relief Act Reduction:  With respect to any Mortgage Loan as to which there has been a reduction in the amount of the interest collectible thereon as a result of the application of the Servicemembers Civil Relief Act, any amount by which interest collectible on such Mortgage Loan for the Due Date in the related Due Period is less than the interest accrued thereon for the applicable one-month period at the Mortgage Interest Rate without giving effect to such reduction.

25.

The definition of “REO Property” in Article I is hereby amended by replacing the word “Purchaser” with “Indenture Trustee on behalf of the Issuer”.

26.

A new definition of “Sarbanes Certifying Party” is hereby added to Article I to immediately follow the definition of “Repurchase price” and to read as follows:

Sarbanes Certifying Party:  A Person who provides a certification required under the Sarbanes-Oxley Act of 2002 on behalf of the Issuer.

27.

New definitions of “Seller Remittance Amount” and “Seller Remittance Rate” are hereby added to Article I to immediately follow the definition of “Scheduled Principal Balance” and to read as follows:

Seller Remittance Amount:  With respect to each Due Period and any Mortgage Loan, an amount equal to one-twelfth the product of (a) the Seller Remittance Rate and (b) the outstanding principal balance of the Mortgage Loan as of the related Determination Date.  The Seller Remittance Amount with respect to any Due Period shall not be reduced by the amount of any Prepayment Interest Shortfall Amount with respect to the Mortgage Loan.  The obligation of the Servicer to pay the Seller Remittance Amount with respect to a Mortgage Loan is limited to, and the Seller Remittance Amount is payable solely from the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and REO Disposition proceeds) of the Monthly Payments collected by the Servicer with respect to such Mortgage Loan, or as otherwise provided herein.

Seller Remittance Rate:  With respect to each Mortgage Loan, the difference between the General Servicing Fee Rate and the Cendant Servicing Fee Rate.

28.

The definitions of “Servicing Fee” and “Servicing Fee Rate” in Article I are hereby deleted.  Unless otherwise indicated herein, references to “Servicing Fee” and Servicing Fee Rate” are hereby replaced with references to “General Servicing Fee” and “General Servicing Fee Rate.”

29.

The parties hereto acknowledge that Section 2.02 (Possession of Mortgage Files) shall be inapplicable to this Agreement, as superseded by the provisions of the Custodial Agreement and the Transfer and Servicing Agreement.

30.

The parties hereto acknowledge that Section 2.05 (Transfer of Mortgage Loans) of the Sale and Servicing Agreement shall be modified to indicate that the Custodian shall prepare and execute at the direction of the Seller any note endorsements in connection with transfer of the Mortgage Loans to the Indenture Trustee on behalf of the Issuer, as the owner of the Mortgage Loans and that the Seller shall pay for any fees associated with the preparation and execution of such note endorsements to the Issuer.

31.

For purposes of servicing only, the second, third, fourth and fifth paragraphs of Section 3.04 (Repurchase) are hereby restated to read as follows:

(2)

Within 60 days of the earlier of either discovery by or notice to the Servicer of any breach of a representation or warranty set forth in Section 3.02 which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property, the Servicer shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Servicer shall, at the Indenture Trustee’s option, assign the Servicer’s rights and obligations under this Agreement (or respecting the affected Mortgage Loans) to a successor Servicer selected by the Master Servicer with the prior consent and approval of the Indenture Trustee.  Such assignment shall be made in accordance with Section 12.01.

(3)

In addition, the Servicer shall indemnify (from its own funds) the Indenture Trustee, the Issuer and the Master Servicer and hold each of them harmless against any costs resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Servicer’s representations and warranties contained in this Agreement.  It is understood and agreed that the remedies set forth in this Section 3.04 constitute the sole remedies of the Master Servicer, the Issuer and the Indenture Trustee respecting a breach of the foregoing representations and warranties.

(4)

Any cause of action against the Servicer relating to or arising out of the breach of any representations and warranties made in Section 3.01 shall accrue upon (i) discovery of such breach by the Servicer or notice thereof by the Indenture Trustee or Master Servicer to the Servicer, (ii) failure by the Servicer to cure such breach within the applicable cure period, and (iii) demand upon the Servicer by the Indenture Trustee or the Master Servicer for compliance with this Agreement.

32.

Section 5.01 is hereby replaced in its entirety with the following:

Section 5.01.  Servicer to Service.

The Servicer, as an independent contractor, shall service and administer the related Mortgage Loans from and after the Closing Date and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices.

Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Issuer; provided, however, that unless the Servicer has obtained the prior written consent of the Master Servicer, the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Note Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan.  In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, make a Monthly Advance in accordance with Section 6.03, in an amount equal to the difference between (a) such month’s principal and one month’s interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor.  The Servicer shall be entitled to reimbursement for such advances to the same extent as for all other advances pursuant to Section 6.04.  Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Indenture Trustee, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties.  Upon the reasonable request of the Servicer, the Indenture Trustee shall execute and deliver to the Servicer with any powers of attorney and other documents, furnished to it by the Servicer and reasonably satisfactory to the Indenture Trustee, necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement; provided that the Indenture Trustee shall not be liable for the actions of the Servicer under such powers of attorney.  Promptly after the execution of any assumption, modification, consolidation or extension of any Mortgage Loan, the Servicer shall forward to the Master Servicer copies of any documents evidencing such assumption, modification, consolidation or extension.  Notwithstanding anything to the contrary contained in this Agreement, the Servicer shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would cause any FASIT created under the Transfer and Servicing Agreement to fail to qualify as a FASIT or result in the imposition of any tax under Section 860L(e) of the Code.

The Servicer shall not without the Indenture Trustee’s written consent: (i) initiate any action, suit or proceedings solely under the Indenture Trustee’s name without indicating the Servicer’s, representative capacity or (ii) take any action with the intent to cause, and which actually does cause, the Indenture Trustee to be registered to do business in any state.  The Servicer shall indemnify the Indenture Trustee for any and all costs, liabilities and expenses incurred by the Indenture Trustee in connection with the negligent or willful misuse of such powers of attorney by the Servicer.

In servicing and administering the Mortgage Loans, the Servicer shall employ procedures (including collection procedures) and exercise the same care that it would employ and exercise in servicing and administering mortgage loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement.

Except as provided below, the Servicer or any designee of the Servicer shall not waive any Prepayment Charge with respect to any Mortgage Loan.  If the Servicer or its designee fails to collect a Prepayment Charge at the time of the related prepayment of any Mortgage Loan subject to such Prepayment Charge, the Servicer shall pay to the Master Servicer at such time (by deposit to the Custodial Account) an amount equal to the amount of the Prepayment Charge not collected; provided, however, that with respect to any Mortgage Loan as to which the original or a copy of the Mortgage Note is not in the Servicer's possession (after the Servicer has used commercially reasonable efforts to obtain the Mortgage Note from the related Custodian), the Servicer shall not have any obligation to pay the amount of any uncollected Prepayment Charge under this Section 3.20 if the failure to collect such amount is the result of inaccurate or incomplete information regarding Prepayment Charges included on the Mortgage Loan Schedule relating to the related Mortgage Loan.  With respect to any Mortgage Loan as to which the original or a copy of the Mortgage Note is not in the Servicer's possession (after the Servicer has used commercially reasonable efforts to obtain the Mortgage Note from the related Custodian), the Servicer may rely on the Prepayment Charge data set forth on the related Mortgage Loan Schedule and the Servicer shall not have any liability for any loss resulting from the Servicer's calculation of the Prepayment Charge utilizing the data contained in the related Mortgage Loan Schedule.  Notwithstanding the above, the Servicer or its designee may waive (and shall waive, in the case of (ii)(c) below) a Prepayment Charge without paying to the Master Servicer the amount of such Prepayment Charge only if such Prepayment Charge (i) relates to a defaulted Mortgage Loan (defined as 61 days or more delinquent), and such waiver would maximize recovery of total proceeds from the Mortgage Loan, taking into account the amount of such Prepayment Charge and the related Mortgage Loan, or (ii) if the prepayment is not a result of a refinance by the Servicer or any of its affiliates and (a) a default under the Mortgage Loan is reasonably foreseeable and such waiver would maximize recovery of total proceeds taking into account the value of such a prepayment charge and the related Mortgage Loan, (b) the collection of the Prepayment Charge would be in violation of applicable laws or (c) notwithstanding any state or federal law to the contrary, any Prepayment Charge in any instance when a Mortgage Loan is in foreclosure.

33.

Section 5.04 (Establishment of Custodial Account; Deposits in Custodial Account) is hereby amended as follows:

(i)

by amending the first paragraph thereof as follows:

The Servicer shall segregate and hold all funds collected and received pursuant to the Mortgage Loans separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled “Cendant Mortgage Corporation in trust for U.S. Bank National Association, as Indenture Trustee for SASCO Mortgage Loan Trust 2004-GEL3.”  The Custodial Account shall be an Eligible Deposit Account established with an Eligible Institution.  Any funds deposited in the Custodial Account may be invested in Permitted Investments subject to the provisions of Section 3.11 hereof.  Funds deposited in the Custodial Account may be drawn on by the Servicer in accordance with Section 3.04.  The creation of any Custodial Account shall be evidenced by a letter agreement in the form of Exhibit G hereto.  A copy of such certification or letter agreement shall be furnished to the Master Servicer and the Indenture Trustee.

(ii)

by replacing each reference to the phrase “Funding Date” in the second paragraph of Section 5.04 with the phrase “Cut-off Date”

(iii)

by amending clause (10) in its entirety to read as follows:

(10)

with respect to each Principal Prepayment in full or in part, the Prepayment Interest Shortfall Amount, if any, for the month of Payment.  Such deposit shall be made from the Servicer’s own funds, without reimbursement therefor up to a maximum amount per month of the Servicing Fee actually received for such month for the Mortgage Loans;

(iv)

by adding new clauses (11), (12), (13) and (14) to read as follows:

(11)

all Prepayment Charges;

(12)

any amounts received from the Seller of the Mortgage Loan or any other person giving representations and warranties with respect to the Mortgage Loan, in connection with the repurchase of any Mortgage Loan;

(13)

any amounts received by the Servicer under a PMI Policy; and

(14)

any Seller Remittance Amount.

34.

Section 5.05 (Permitted Withdrawals from the Custodial Account) is hereby amended by adding new clauses (11) and (12) to read as follows:

(11)

to transfer funds to another Eligible Institution in accordance with Section 5.09 hereof; and

(12)

to invest funds in certain Permitted Investments in accordance with Section 5.09 hereof.

35.

Section 5.09 (Transfer of Accounts) is hereby amended in its entirety as follows:

Section 5.09  Transfer of Accounts.

The Servicer may transfer the Custodial Account to a different Eligible Institution from time to time; provided that in the event the Custodial Account is held in a depository institution or trust company that ceases to be an Eligible Institution, the Servicer shall transfer such Custodial Account to an Eligible Institution.  Such transfer shall be made only upon obtaining the consent of the Indenture Trustee, which consent shall not be withheld unreasonably, and the Servicer shall give notice to the Master Servicer of any change in the location of the Custodial Account.  The Servicer shall bear any expenses, losses or damages sustained by the Master Servicer or the Indenture Trustee if the Custodial Account is not a demand deposit account.

Amounts on deposit in the Custodial Account may at the option of the Servicer be invested in Permitted Investments.  Any such Permitted Investment shall mature no later than one day prior to the Remittance Date in each month; provided, however, that if such Permitted Investment is an obligation of an Eligible Institution (other than the Servicer) that maintains the Custodial Account, then such Permitted Investment may mature on the related Remittance Date.  Any such Permitted Investment shall be made in the name of the Servicer in trust for the benefit of the Indenture Trustee.  All income on or gain realized from any such Permitted Investment shall be for the benefit of the Servicer and may be withdrawn at any time by the Servicer.  Any losses incurred in respect of any such investment shall be deposited in the Custodial Account, by the Servicer out of its own funds immediately as realized.  If, at any time, the amount on deposit in the Custodial Account exceeds the amount of the applicable FDIC insurance, such excess above the amount of the applicable FDIC insurance shall be invested in Permitted Investments.

Amounts on deposit in the Custodial Account may at the option of the Servicer be invested in Permitted Investments; provided that in the event that amounts on deposit in the Custodial Account exceed the amount fully insured by the FDIC (the “Insured Amount”), the Servicer shall be obligated to invest the excess amount over the Insured Amount in Permitted Investments on the same Business Day as such excess amount becomes present in the Custodial Account.  Any such Permitted Investment shall mature no later than the Business Day immediately preceding the related Remittance Date.  Any such Permitted Investment shall be made in the name of the Servicer in trust for the benefit of the Indenture Trustee.  All income on or gain realized from any such Permitted Investment shall be for the benefit of the Servicer and may be withdrawn at any time by the Servicer.  Any losses incurred in respect of any such investment shall be deposited in the Custodial Account by the Servicer out of its own funds immediately as realized.

36.

Section 5.13 (Management of REO Properties) is hereby amended in its entirety as follows:

Section 5.13  Management of REO Properties.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Indenture Trustee or its nominee in trust for the benefit of the Securityholders, or in the event the Indenture Trustee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer (with a copy delivered to the Indenture Trustee) from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Indenture Trustee shall acknowledge in writing that such title is being held as nominee for the Indenture Trustee.

The Servicer shall manage, conserve, protect and operate each REO Property for the Indenture Trustee solely for the purpose of its prompt disposition and sale.  The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed.  The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Servicer deems to be in the best interest of the Issuer, subject to the lien of the Indenture Trustee.

If the Servicer hereafter becomes aware that a Mortgaged Property is an Environmental Problem Property, the Servicer will notify the Master Servicer of the existence of the Environmental Problem Property.  Additionally, the Servicer shall set forth in such notice a description of such problem, a recommendation to the Master Servicer relating to the proposed action regarding the Environmental Problem Property, and the Servicer shall carry out the recommendation set forth in such notice unless otherwise directed by the Master Servicer in writing within five (5) days after its receipt (or deemed receipt) of such notice in accordance with the terms and provisions of this Agreement.  Notwithstanding the foregoing, the Servicer shall obtain the Master Servicer's written consent to any expenditures proposed to remediate Environmental Problem Properties or to defend any claims associated with Environmental Problem Properties if such expenses, in the aggregate, are expected to exceed $100,000.  Failure to provide written notice of disapproval of the expenditure within five (5) days of receipt (or deemed receipt) of such request for prepaid expenditures shall be deemed an approval of such expenditure.  If the Servicer has received reliable instructions to the effect that a Property is an Environmental Problem Property (e.g., Servicer obtains a broker's price opinion which reveals the potential for such problem), the Servicer will not accept a deed-in-lieu of foreclosure upon any such Property without first obtaining a preliminary environmental investigation for the Property satisfactory to the Master Servicer.

In the event that the Issuer, subject to the lien of the Indenture Trustee, acquires any REO Property in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such REO Property not later than the end of the third taxable year after the year of its acquisition by the Issuer, subject to the lien of the Indenture Trustee, unless the Servicer has applied for and received a grant of extension from the Internal Revenue Service to the effect that, under the FASIT Provisions and any relevant proposed legislation and under applicable state law, the applicable Trust FASIT may hold REO Property for a longer period without adversely affecting the FASIT status of such any FASIT formed pursuant to the Transfer and Servicing Agreement or causing the imposition of a federal or state tax upon any such FASIT.  If the Servicer has received such an extension, then the Servicer shall continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the “Extended Period”).  If the Servicer has not received such an extension and the Servicer is unable to sell the REO Property within the period ending three months before the end of such third taxable year after its acquisition by the Issuer, subject to the lien of the Indenture Trustee or if the Servicer has received such an extension, and the Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Servicer shall, before the end of the three-year period or the Extended Period, as applicable, (i) purchase such REO Property at a price equal to the REO Property’s fair market value, or (ii) auction the REO Property to the highest bidder (which may be the Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be.  The Master Servicer shall sign any document or take any other action reasonably requested by the Servicer which would enable the Servicer, on behalf of the Issuer, subject to the lien of the Indenture Trustee, to request such grant of extension.

Notwithstanding any other provisions of this Agreement, no REO Property acquired by the Issuer, subject to the lien of the Indenture Trustee, shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Issuer, subject to the lien of the Indenture Trustee, in such a manner or pursuant to any terms that would:  (i) cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code; or (ii) subject any FASIT formed pursuant to the Transfer and Servicing Agreement to the imposition of any federal income taxes on the income earned from such REO Property, unless the Servicer has agreed to indemnify and hold harmless the Issuer and the Indenture Trustee with respect to the imposition of any such taxes.

The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account.  As soon as practical thereafter the expenses of such sale shall be paid and the Servicer shall reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees and unreimbursed advances made pursuant to this Section or Section 6.03.

The Servicer shall make advances of all funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 5.10, such advances to be reimbursed from the disposition or liquidation proceeds of the REO Property.  The Servicer shall make monthly distributions on each Remittance Date to the Master Servicer of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in this Section 5.13 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

37.

Section 5.14 (Sale of Specially Serviced Mortgage Loans and REO Properties) and Section 5.15 (Realization Upon Specially Serviced Mortgage Loans and REO Properties) are hereby deleted.

38.

A new Section 5.17 (Real Estate Owned Reports) is hereby added to read as follows:

Section 5.17  Real Estate Owned Reports.

Together with the statement furnished pursuant to Section 6.02, the Servicer shall furnish to the Master Servicer, the Credit Risk Manager and the Indenture Trustee on or before the Remittance Date in each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and, if requested, the Servicer’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as either the Master Servicer, the Credit Risk Manager or the Indenture Trustee shall reasonably request.

39.

A new Section 5.18 (Safeguarding Customer Information) is hereby added to read as follows:

Section 5.18   Safeguarding Customer Information.

The Servicer has implemented and will maintain security measures designed to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information published in final form on March 1, 2001, 66 Fed. Reg. 8616 and the rules promulgated thereunder, as amended from time to time (the “Guidelines”).

The Servicer shall promptly provide the Master Servicer and the Indenture Trustee information reasonably available to it regarding such security measures upon the reasonable request of the Master Servicer and the Indenture Trustee which information shall include, but not be limited to, any Statement on Auditing Standards (SAS) No. 70 report covering the Servicer’s operations, and any other audit reports, summaries of test results or equivalent measures taken by the Servicer with respect to its security measures to the extent reasonably necessary in order for the Owner to satisfy its obligations under the Guidelines.

40.

A new Section 5.19 (Compensating Interest) is hereby added to read as follows:

Section 5.19  Compensating Interest

The Servicer shall deposit in the Custodial Account on a daily basis, and retain therein with respect to each Principal Prepayment, the Prepayment Interest Shortfall Amount, if any, for the month of distribution.  Such deposit shall be made from the Servicer’s own funds, without reimbursement therefor up to a maximum amount of the Servicing Fee actually received for such month for the Mortgage Loans.

41.

A new Section 5.20 (Indemnification with Respect to Certain Taxes and Loss of FASIT Status) is hereby added to read as follows:

Section 5.20  Indemnification with Respect to Certain Taxes and Loss of FASIT Status.

In the event that any FASIT fails to qualify as a FASIT, loses its status as a FASIT, or incurs federal, state or local taxes as a result of a prohibited transaction under the FASIT Provisions due to the negligent performance by the Servicer of its duties and obligations set forth herein, the Servicer shall indemnify the Holder of the related Ownership Certificate, the Master Servicer, the Indenture Trustee and the Issuer against any and all losses, claims, damages, liabilities or expenses (“Losses”) resulting from such negligence; provided, however, that the Servicer shall not be liable for any such Losses attributable to the action or inaction of the Indenture Trustee, the Depositor, the Issuer, the Master Servicer or the Holder of such Ownership Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Ownership Certificate on which the Servicer has relied.  The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Ownership Certificate, the Indenture Trustee or the Issuer, now or hereafter existing at law or in equity or otherwise.  Notwithstanding the foregoing, however, in no event shall the Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Securityholders (in addition to payment of principal and interest on the Notes).

42.

Section 6.01 (Remittances) is hereby amended by replacing the word “Purchaser” with “Master Servicer” and by replacing paragraphs (1) and (2) of such section with the following:

(1)  On each Remittance Date, the Servicer shall remit to the Master Servicer (a) all amounts credited to the Custodial Account as of the close of business on the last day of the related Due Period (including (1) the amount of any Principal Prepayment, together with interest thereon at the related Remittance Rate to the end of the month in which prepayment of the related Mortgage Loan occurs and (2) all proceeds of any REO Disposition net of amounts payable to the Servicer pursuant to Section 5.13), net of charges against or withdrawals from the Custodial Account in accordance with Section 5.05, which charges against or withdrawals from the Custodial Account the Servicer shall make solely on such Remittance Date, plus (b) the Seller Remittance Amount, plus (c) all Monthly Advances, if any, which the Servicer is obligated to remit pursuant to Section 6.03; provided that the Servicer shall not be required to remit, until the next following Remittance Date, any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the related Due Period.

(2)  All remittances required to be made to the Master Servicer shall be made to the following wire account or to such other account as may be specified by the Master Servicer from time to time:

JPMorgan Chase Bank

New York, New York

ABA#:  021-000-021

Account Name:  Aurora Loan Services Inc.,

Master Servicing Payment Clearing Account

Account Number:  066-611059

Beneficiary:  Aurora Loan Services, Inc.

For further credit to:  SASCO 2004-GEL3

43.

Section 6.02 (Reporting) is hereby amended by replacing the word “Purchaser” with “Master Servicer” and by replacing the first paragraph of such section with the following:

Not later than the tenth (10th) calendar day (or if such tenth calendar day is not a Business Day, the immediately preceding Business Day), the Servicer shall furnish to the Master Servicer (i) a monthly remittance advice in the format set forth in Exhibit H-1 hereto and a monthly defaulted loan report in the format set forth in Exhibit H-2 hereto (or in such other format mutually agreed to between the Servicer and the Master Servicer) relating to the period ending on the last day of the preceding calendar month and (ii) all such information required pursuant to clause (i) above on a magnetic tape or other similar media reasonably acceptable to the Master Servicer.  The format of this monthly reporting may be amended from time to time to the extent necessary to comply with applicable law or the terms of the Transfer and Servicing Agreement.

44.

Section 6.03 (Monthly Advances by Servicer) is hereby amended by adding the following new sentence immediately following the second sentence of such subsection (1) :

Any Prepaid Monthly Payments so used to make Monthly Advances shall be replaced by the Servicer by deposit in the Custodial Account on or before any future Remittance Date if funds in the Custodial Account on such Remittance Date shall be less than payments to the Issuer required to be made on such Remittance Date.

45.

References to “Servicing Fee” in Section 7.03 (Servicing Compensation) are hereby replaced with references to “Cendant Servicing Fee.”

46.

Section 7.04 (Annual Statement as to Compliance) is hereby amended in its entirety to read as follows:

Section 7.04  Annual Statement as to Compliance.

(a)

Not later than the earlier of (i) March 1st of each calendar year (other than the calendar year during which the Closing Date occurs) or (ii) with respect to any calendar year during which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, 15 calendar days before the date on which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), the Servicer, at its own expense, will deliver to the Seller, the Indenture Trustee, the Master Servicer and the Sarbanes Certifying Party (i) a Servicing Officer’s certificate stating, as to each signer thereof, that (1) a review of the activities of the Servicer during such preceding fiscal year and of performance under this Agreement has been made under such officers’ supervision, and (2) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Servicer to remedy such default or (ii) such other certificates as may be required under applicable law or regulation.

(b)

For so long as a certificate under the Sarbanes-Oxley Act of 2002, as amended, (“Sarbanes-Oxley”) is required to be given on behalf of the Issuer, not later than the earlier of (i) March 1st of each calendar year (other than the calendar year during which the Closing Date occurs) or (ii) with respect to any calendar year during which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, 15 calendar days before the date on which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), or at any other time that the Sarbanes Certifying Party provides a certification pursuant to Sarbanes-Oxley and upon thirty (30) days’ written request of such party, an officer of the Servicer shall execute and deliver an Officer’s Certificate to the Master Servicer and the Sarbanes Certifying Party for the benefit of the Issuer and the Depositor, the Master Servicer, the Indenture Trustee, the Sarbanes Certifying Party and their respective officers, directors and affiliates, in the form of Exhibit F hereto or as may be required by applicable law or regulation.

(c)

The Servicer shall indemnify and hold harmless the Master Servicer, the Depositor and their respective officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or affiliates of its obligations under this Section 7.04 or the negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Master Servicer and/or the Depositor, then the Servicer agrees that it shall contribute to the amount paid or payable by the Master Servicer and/or the Depositor as a result of the losses, claims, damages or liabilities of the Master Servicer and/or the Depositor in such proportion as is appropriate to reflect the relative fault of the Master Servicer and/or the Depositor on the one hand and the Servicer on the other in connection with a breach of the Servicer’s obligations under this Section 7.04 or the Servicer’s negligence, bad faith or willful misconduct in connection therewith.

47.

Section 7.05 (Annual Independent Certified Public Accountants’ Servicing Report) is hereby amended in its entirety to read as follows:

Section 7.05  Annual Independent Certified Public Accountants’ Servicing Report.

Not later than the earlier of (a) March 1st of each calendar year (other than the calendar year during which the Closing Date occurs) or (b) with respect to any calendar year during which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “Commission”), 15 calendar days before the date on which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), the Servicer shall, at its own expense, cause a firm of independent public accountants (who may also render other services to the Servicer), which is a member of the American Institute of Certified Public Accountants, to furnish to the Seller, the Indenture Trustee, the Master Servicer and the Sarbanes Certifying Party (i) year-end audited (if available) financial statements of the Servicer and (ii) a statement to the effect that such firm has examined certain documents and records for the preceding fiscal year (or during the period from the date of commencement of such Servicer’s duties hereunder until the end of such preceding fiscal year in the case of the first such certificate) and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers (or such other attestation program as may be required by applicable law or regulation), such firm is of the opinion that the Servicer’s overall servicing operations have been conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers (or such other attestation program as may be required by applicable law or regulation) except for such exceptions that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers requires it to report, in which case such exceptions shall be set forth in such statement.

48.

Section 7.06 (Purchaser’s Right to Examine Servicer Records)is hereby amended by replacing the word “Purchaser” with “Master Servicer and the Indenture Trustee.”

49.

A new Section 8.03 (Reporting Requirements of the Commission and Indemnification) is hereby added to read as follows:

Section 8.03  Reporting Requirements of the Commission and Indemnification.

Notwithstanding any other provision of this Agreement, the Servicer shall (i) agree to such modifications and enter into such amendments to this Agreement as may be necessary, in the judgment of the Depositor and its counsel, to comply with any rules promulgated by the Commission and any interpretations thereof by the staff of the Commission (collectively, “SEC Rules”) provided that the Servicer is reasonably able to comply with such revised rules and (ii) upon request, within reasonable timeframes intended to comply with the SEC Rules, provide to the Depositor for inclusion in any periodic report required to be filed under the Exchange Act such items of information regarding this Agreement relating to servicing of the Mortgage Loans and matters related to the Servicer, including as applicable (by way of example and not limitation), a description of any material litigation or governmental action or proceeding involving the Servicer or its affiliates (collectively, the “Servicer Information”), provided,  that such information shall be required to be provided by the Servicer only to the extent that such shall be determined by the Depositor and its counsel to be necessary to comply with any SEC Rules.  The Seller agrees to cooperate in good faith with the Servicer to negotiate the reimbursement of any material out-of-pocket fees or expenses incurred by the Servicer as a result of complying with the SEC Rules.

The Servicer hereby agrees to indemnify and hold harmless the Depositor, its respective officers and directors and each person, if any, who controls the Depositor within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Act”), or Section 20 of the Exchange Act, from and against any and all losses, claims, expenses, damages or liabilities to which the Depositor, its respective officers or directors and any such controlling person may become subject under the Act or otherwise, as and when such losses, claims, expenses, damages or liabilities are incurred, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Servicer Information or arise out of, or are based upon, the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse the Depositor, its respective officers and directors and any such controlling person for any legal or other expenses reasonably incurred by it or any of them in connection with investigating or defending any such loss, claim, expense, damage, liability or action, as and when incurred; provided, however, that the Servicer shall be liable only insofar as such untrue statement or alleged untrue statement or omission or alleged omission relates solely to the information in the Servicer Information furnished to the Depositor by or on behalf of the Servicer specifically in connection with this Agreement.

50.

Section 9.01 (Indemnification; Third Party Claims) is hereby amended by changing the word “Purchaser” to “Master Servicer, the Depositor, the Indenture Trustee and the Issuer.”

51.

Section 9.02 (Merger or Consolidation of the Seller) is hereby amended by changing the word “Purchaser” to “Indenture Trustee” where it appears in the proviso to the second paragraph thereof.

52.

Section 9.04 (Servicer Not to Resign) is hereby amended in its entirety to read as follows:

The Servicer shall neither assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion hereof (to other than a third party in the case of outsourcing routine tasks such as taxes, insurance and property inspection, in which case the Servicer shall be fully liable for such tasks as if the Servicer performed them itself) or sell or otherwise dispose of all or substantially all of its property or assets without the prior written consent of the Indenture Trustee and the Master Servicer, which consent shall be granted or withheld in the reasonable discretion of such parties, provided, however, that the Servicer may assign its rights and obligations hereunder without prior written consent of the Indenture Trustee and the Master Servicer to any entity that is directly owned or controlled by the Servicer, and the Servicer guarantees the performance of such entity hereunder.  In the event of such assignment by the Servicer, the Servicer shall provide the Indenture Trustee and the Master Servicer with a written statement guaranteeing the successor entity's performance of the Servicer's obligations under the Agreement.

53.

Section 10.01 (Events of Default) is hereby amended as follows:

(i)

by changing the words “3 Business Days” in Section 10.01(1) to “1 Business Day” and deleting the remainder of Section 10.01(1);

(ii)

by changing the words “45 days and 45-day” in Section 10.01(2) to “15 days and 15-day” respectively;

(iii)

by amending subclause (6) as follows:

(6)

Cendant Mortgage at any time is neither FNMA or FHLMC approved servicer, and the Master Servicer has not terminated the rights and obligations of Cendant Mortgage under this Agreement and replaced Cendant Mortgage with a FNMA or FHLMC approved servicer within 30 days of the absence of such approval;

(iv)

by deleting the word “and” from the end of subclause (6), by adding the word “and” at the end of subclause (7) and by adding new subclause (8) to read as follows:

(8)

failure by the Servicer to duly perform, within the required time period, its obligations under Section 7.04 which failure continues unremedied for a period of fifteen (15) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by any party to this Agreement or by any master servicer responsible for master servicing the Mortgage Loans pursuant to a securitization of such Mortgage Loans;

54.

The parties hereto acknowledge that the remedies set forth in Section 10.01 may be exercised by either the Master Servicer or the Indenture Trustee on behalf of the Issuer.

55.

Section 11.01 (Term and Termination) is hereby amended by changing the references to “Purchaser” in the second and third paragraph of such section to “Master Servicer.”

56.

Section 11.02 (Termination without Cause) is hereby deleted in its entirety.

57.

Section 12.01 (Successor to the Servicer) is hereby amended in its entirety to read as follows:

Simultaneously with the termination of the Servicer’s responsibilities and duties under this Agreement (a) pursuant to Sections 9.04, 10.01, 11.01 or 11.02, the Master Servicer shall, in accordance with the provisions of the Transfer and Servicing Agreement (i) succeed to and assume all of the Servicer’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor meeting the eligibility requirements of this Agreement set forth in Section 9.02 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement with the termination of the Servicer’s responsibilities, duties and liabilities under this Agreement.  Any successor to the Servicer that is not at that time a Servicer of other Mortgage Loans for the Issuer shall be subject to the approval of the Master Servicer, the Seller, the Indenture Trustee and each Rating Agency (as such term is defined in the Transfer and Servicing Agreement).  Unless the successor servicer is at that time a servicer of other mortgage loans for the Issuer, each Rating Agency must deliver to the Indenture Trustee a letter to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Notes.  In connection with such appointment and assumption, the Master Servicer or the Depositor, as applicable, may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement.  In the event that the Servicer’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor.  The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 12.01 and shall in no event relieve the Servicer of the representations and warranties made pursuant to Section 3.02 and the remedies available to the Indenture Trustee under Sections 3.04 and 9.01, it being understood and agreed that the provisions of such Sections 3.02, 3.04 and 9.01 shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

Within a reasonable period of time, but in no event longer than 30 days of the appointment of a successor entity, the Servicer shall prepare, execute and deliver to the successor entity any and all documents and other instruments, place in such successor’s possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination.  The Servicer shall cooperate with the Indenture Trustee and the Master Servicer, as applicable, and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder and the transfer of servicing responsibilities to the successor Servicer, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or thereafter received with respect to the Mortgage Loans.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Indenture Trustee, the Servicer and the Master Servicer an instrument (i) accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 3.02 and (ii) an assumption of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Servicer under this Agreement, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement.  Any termination or resignation of the Servicer or termination of this Agreement pursuant to Section 12.01 shall not affect any claims that the Master Servicer or the Indenture Trustee may have against the Servicer arising out of the Servicer’s actions or failure to act prior to any such termination or resignation.

The Servicer shall deliver within ten (10) Business Days to the successor Servicer the funds in the Custodial Account and all Mortgage Loan Documents and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

Upon a successor’s acceptance of appointment as such, the Servicer shall notify the Indenture Trustee and Master Servicer of such appointment in accordance with the notice procedures set forth herein.

58.

A new Section 12.12 (Intended Third Party Beneficiaries) is hereby added to read as follows:

Section 12.12  Intended Third Party Beneficiaries.

Notwithstanding any provision herein to the contrary, the parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties as set forth herein, that the Indenture Trustee receive the benefit of the provisions of this Agreement as intended third party beneficiaries of this Agreement to the extent of such provisions.  The Servicer shall have the same obligations to the Indenture Trustee as if it were a party to this Agreement, and the Indenture Trustee shall have the same rights and remedies to enforce the provisions of this Agreement as if it were a party to this Agreement.  The Servicer shall only take direction from the Master Servicer (if direction by the Master Servicer is required under this Agreement) unless otherwise directed by this Agreement.  Notwithstanding the foregoing, all rights and obligations of the Master Servicer and the Indenture Trustee hereunder (other than the right to indemnification and the indemnification obligations) shall terminate upon termination of the Issuer pursuant to the Transfer and Servicing Agreement.

59.

A new Section 12.13 (Request for Release) is hereby added to read as follows:

Request for Release.  When requesting a release of documents from the Custodian, the Servicer shall use the form attached hereto as Exhibit E.

60.

For the purposes of the SASCO Mortgage Loan Trust 2004-GEL3, Mortgage-Backed Notes, Series 2004-GEL3 transaction, the Indenture Trustee shall be U.S. Bank National Association, not in its individual capacity, but solely as indenture trustee, or any successor in interest, or if any successor trustee shall be appointed under the provisions of the indenture dated as of September 1, 2004, between the Indenture Trustee and SASCO Mortgage Loan Trust 2004-GEL3, as issuer, then such successor in interest or successor trustee, as the case may be

EXHIBIT B

Sale and Servicing Agreement

EXHIBIT C

Assignment and Assumption Agreement

Exhibit D

Mortgage Loan Schedule

EXHIBIT E

REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

[Date]

[Custodian]

[Address]

Attention:  [                          ]

In connection with the administration of the mortgages held by you as Custodian under a certain Custodial Agreement dated as of September 1, 2004, between U.S. Bank National Association, as Indenture Trustee, and you, as Custodian (the "Custodial Agreement"), the undersigned Servicer hereby requests a release of the Mortgage File held by you as Custodian with respect to the following described Mortgage Loan for the reason indicated below.

Mortgagor's Name:

Address:

Loan No.:

Reason for requesting file:

___

1. Mortgage Loan paid in full. (The Servicer hereby certifies that all amounts received in connection with the loan have been or will be credited to the Collection Account or the Note Account (whichever is applicable) pursuant to the Transfer and Servicing Agreement.)

___

2. Mortgage Loan being foreclosed.

___

3. Mortgage Loan repurchased. (The Servicer hereby certifies that the Purchase Price has been credited to the Collection Account or the Note Account (whichever is applicable) pursuant to the Transfer and Servicing Agreement.)

___

4. Other. (Describe.)

The undersigned acknowledges that the above Mortgage File will be held by the undersigned in accordance with the provisions of the Transfer and Servicing Agreement and will be returned to you within ten (10) days of our receipt of the Mortgage File, except if the Mortgage Loan has been paid in full, or repurchased (in which case the Mortgage File will be retained by us permanently).

Capitalized terms used herein shall have the meanings ascribed to them in the Custodial Agreement.

CENDANT MORTGAGE CORPORATION

By: _________________________________

Name:

Title: Servicing Officer

EXHIBIT F

SEC CERTIFICATION

Structured Asset Securities Corporation

745 7th Avenue, 7th Floor

New York, New York

U.S. Bank National Association

60 Livingston Avenue, EP-MN-WS3D

St. Paul, Minnesota 55107

Attention: Structured Finance Department/SASCO 2004-GEL3

Aurora Loan Services Inc.

2530 South Parker Road, Suite 601

Aurora, Colorado 80014

Attention:  E. Todd Whittemore

Re:

SASCO Mortgage Loan Trust 2004-GEL3, Mortgage Backed Notes, Series 2004-GEL3

Reference is made to the Reconstituted Servicing Agreement, dated as of September 1, 2004 (the “Agreement”), by and among Lehman Brothers Holdings Inc. (“LBH”), Cendant Mortgage Corporation (the “Servicer”), Aurora Loan Services Inc. (the “Master Servicer”), and acknowledged by U.S. Bank National Association, as Indenture Trustee (the “Indenture Trustee”).  I, [identify the certifying individual], a [title] of the Servicer hereby certify to the Master Servicer and the Sarbanes Certifying Party, and for the benefit of the Issuer, the Depositor, the Master Servicer, the Indenture Trustee, the Sarbanes Certifying Party and the officers, directors or affiliates signing the certificate, and with the knowledge and intent that they will rely upon this certification, that:

1.

Based on my knowledge, the information in the Annual Statement of Compliance, the Annual Independent Public Accountant’s Servicing Report and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans submitted to the Master Servicer taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of this certification;

2.

Based on my knowledge, the servicing information required to be provided to the Master Servicer by the Servicer under this Servicing Agreement has been provided to the Master Servicer;

3.

I am responsible for reviewing the activities performed by the Servicer under the Servicing Agreement and based upon the review required by this Servicing Agreement, and except as disclosed in the Annual Statement of Compliance and the Annual Independent Public Accountant’s Servicing Report submitted to the Master Servicer, the Servicer has, as of the date of this certification fulfilled its obligations under this Servicing Agreement; and

4.

I have disclosed to the Master Servicer all significant deficiencies relating to the Servicer’s compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Servicing Agreement.

CENDANT MORTGAGE CORPORATION

Name:

____________________________

Title:

____________________________

Date:

____________________________

EXHIBIT G

CUSTODIAL ACCOUNT LETTER AGREEMENT

                                     ,

To:

(the “Depository”)

As Servicer under the Reconstituted Servicing Agreement, dated as of September 1, 2004 (the “Agreement”), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 5.04 of the Agreement, to be designated as “Cendant Mortgage Corporation, in trust for U.S. Bank National Association, as Indenture Trustee for the SASCO Mortgage Loan Trust 2004-GEL3.”  All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

CENDANT MORTGAGE CORPORATION

Servicer

By:

Name:

Title:

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number __________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.

Depository

By:

Name:

Title:

EXHIBIT H-1

FORM OF MONTHLY REMITTANCE ADVICE

FIELD NAME

DESCRIPTION

FORMAT

INVNUM

INVESTOR LOAN NUMBER

Number no decimals

SERVNUM

SERVICER LOAN NUMBER, REQUIRED

Number no decimals

BEGSCHEDBAL

BEGINNING SCHEDULED BALANCE FOR SCHED/SCHED

Number two decimals

BEGINNING TRAIL BALANCE FOR ACTUAL/ACTUAL,

REQUIRED

SCHEDPRIN

SCHEDULED PRINCIPAL AMOUNT FOR SCHEDULED/SCHEDULED

Number two decimals

ACTUAL PRINCIPAL COLLECTED FOR ACTUAL/ACTUAL,

REQUIRED, .00 IF NO COLLECTIONS

CURT1

CURTAILMENT 1 AMOUNT, .00 IF NOT APPLICABLE

Number two decimals

CURT1DATE

CURTAILMENT 1 DATE, BLANK IF NOT APPLICABLE

DD-MMM-YY

CURT1ADJ

CURTAILMENT 1 ADJUSTMENT, .00 IF NOT APPLICABLE

Number two decimals

CURT2

CURTAILMENT 2 AMOUNT, .00 IF NOT APPLICABLE

Number two decimals

CURT2DATE

CURTAILMENT 2 DATE, BLANK IF NOT APPLICABLE

DD-MMM-YY

CURT2ADJ

CURTAILMENT 2 ADJUSTMENT, .00 IF NOT APPLICABLE

Number two decimals

LIQPRIN

PAYOFF, LIQUIDATION PRINCIPAL, .00 IF NOT APPLICABLE

Number two decimals

OTHPRIN

OTHER PRINCIPAL, .00 IF NOT APPLICABLE

Number two decimals

PRINREMIT

TOTAL PRINCIPAL REMITTANCE AMOUNT, .00 IF NOT APPLICABLE

Number two decimals

INTREMIT

NET INTEREST REMIT, INCLUDE PAYOFF INTEREST,

Number two decimals

.00 IF NOT APPLICABLE

TOTREMIT

TOTAL REMITTANCE AMOUNT, .00 IF NOT APPLICABLE

Number two decimals

ENDSCHEDBAL

ENDING SCHEDULED BALANCE FOR SCHEDULED/SCHEDULED

Number two decimals

ENDING TRIAL BALANCE FOR ACTUAL/ACTUAL

.00 IF PAIDOFF, LIQUIDATED OR FULL CHARGEOFF

ENDACTBAL

ENDING TRIAL BALANCE

Number two decimals

.00 IF PAIDOFF, LIQUIDATED OR FULL CHARGEOFF

ENDDUEDATE

ENDING ACTUAL DUE DATE, NOT LAST PAID INSTALLMENT

DD-MMM-YY

ACTCODE

60 IF PAIDOFF, BLANK IF NOT APPLICABLE

Number no decimals

ACTDATE

ACTUAL PAYOFF DATE, BLANK IF NOT APPLICABLE

DD-MMM-YY

INTRATE

INTEREST RATE, REQUIRED

Number seven decimals

Example .0700000 for 7.00%

SFRATE

SERVICE FEE RATE, REQUIRED

Number seven decimals

Example .0025000 for .25%

PTRATE

PASS THRU RATE, REQUIRED

Number seven decimals

Example .0675000 for 6.75%

PIPMT

P&I CONSTANT, REQUIRED

Number two decimals

.00 IF PAIDOFF

EXHIBIT H-2

STANDARD LAYOUT FOR MONTHLY DEFAULTED LOAN REPORT

FIELD NAME	DESCRIPTION

% of MI Coverage	% of MI Coverage
Actual MI Claim Filed Date	The date the Claim to the MI Company was filed
Actual Bankruptcy Start Date (filing date)	Actual Bankruptcy Start Date (filing date)
Actual Claim Amount Filed	The amount claimed to the MI company on the MI claim
Actual Discharge Date	Date Bankruptcy was Discharged
Actual Due Date	Next Payment Due Date
Actual Eviction Complete Date	Actual Eviction Complete Date
Actual Eviction Start Date	Actual Eviction Start Date
Actual First Legal Date	Actual First Legal Date
Actual Notice of Intent Date (breach letter date)	Actual Notice of Intent Date (breach letter date)
Actual Payment Plan End Date	The date the Last Pre-petition payment is due from the Indenture Trustee in a chapter 13 BK
Actual Payment Plan Start Date	The date the First Pre-petition payment is due from the Indenture Trustee in a chapter 13 BK
Actual Redemption End Date	Actual Redemption End Date
Actual REO Start Date	The date the account was received by the REO Department
Appraisal, BPO Costs	Total expenses incurred for the purpose of BPO's or Appraisals.
Bankruptcy Chapter	Bankruptcy Chapter 7,11,13
BK Atty Fees & Costs	BK Atty Fees & Costs
BK Flag (Man Code)	A code that identifies the account as an active Bankruptcy.
Bnk Case # (7 digit only)	Bnk Case # (7 digit only)
City	City
Claim Amount Paid	MI Claim Amount
Claim Funds Received Date	The date the MI Claim funds were received from the MI Company
Confirmation Hearing Date	Confirmation Hearing Date
Current Interest Rate	Current Interest Rate
Current Loan Amount	Unpaid Principal Balance
Current P&I Payment Amount	Current P&I Payment Amount
Date Bid Instructions Sent	Date Bid Instructions Sent to Attorney
Date F/C Sale Scheduled	The date the Foreclosure sale is scheduled to occur.
Date Filed Relief/Dismissal	The date the motion for Relief or Dismissal was filed with the BK Court
Date Loan Reinstated	Date Loan Reinstated
Date POC Filed	Date proof of claim filed
Date Relief/Dismissal Granted	The date the BK court granted the motion for Relief or Dismissal
Date REO Offer Accepted	Date REO Offer Accepted
Date REO Offer Received	Date REO Offer Received
Deal Identifier by Loan	Security Name/Cross reference Investor ID (Servicer to Cross reference)
Delinquency Status (Man Code)	30, 60, 90, BK, FC, REO, Claims or a code that can be decoded to determine the current status of the account.
Loss Mit Denial Date	Loss Mit Denial Date
Eviction Atty Fees & Costs	Eviction Atty Fees & Costs
F/B 1st Due (if applicable)	F/B 1st Due (if applicable)
F/B Last Due (if applicable)	F/B Last Due (if applicable)
FC Atty Fees & Costs	FC Atty Fees & Costs
FC Flag	A code that identifies the account as an active Foreclosure.
FC Start Date (referral date)	FC Start Date (referral date)
FC Suspended Date	FC Suspended Date
FC Valuation Amount	The value of the property as determined for the purpose of foreclosure.
FC Valuation Date	The date the property value was determined for the purpose of foreclosure.
FC Valuation Source	The type of valuation that was used to determine the Fc Valuation amount.
FHA 27011A Transmitted Date	FHA 27011A Transmitted Date
FHA 27011B Transmitted Date	FHA 27011B Transmitted Date
FHA Case #	FHA Case #
FHA Part A Funds Received Date	FHA Part A Funds Received Date
First Payment Date	First Payment Date
Foreclosure Actual Sale Date	Date F/C Sale Held
VA Guarantee %	VA Guarantee %
Interest Advances	Interest Advances
Investor Loan Number	Investor Loan Number
INVESTOR/SECURITY BILLING SENT DATE	Date claim submitted to investor
Liquidation Status	Type of PIF, S/S, 3rd Party etc.
VA Loan Guarantee Certificate Number	VA Loan Guarantee Certificate Number
Loan Number	Servicer Loan Number
Loan Term	Loan Term
Loan Type	Loan Type
Loss Mit Approval Date	Loss Mit Approval Date
Loss Mit Flag (Man Code)	A code that identifies the account as an active Loss Mit account.
Loss Mit Removal Date	The date the Loss Mit Department determined that Loss Mit Options were no longer a viable option.
Loss Mit Start Date	Loss Mit Set-up Date
Loss Mit Type	S/S, Forbearance, Repay, Mod, etc.
Loss Mit Workstation Status	Completed, Removed, Active
MI Certificate Number	MI Certificate Number
MI Cost	Price percentage, lender paid only
MI Coverage Y/N	MI Coverage Y/N
Monthly MIP Cost	The monthly fee paid to HUD to maintain coverage on the account.
Next Payment Adjustment Date	Next Payment Adjustment Date
Next Rate Adjustment Date	Next Rate Adjustment Date
Occupancy Status	Occupancy Status
Occupancy Status Date	The date the occupancy status reported was determined.
Original Loan Amount	Original Loan Amount
Original Value Amount	The value of the property as determined at the origination of the account.
Origination Date	The date the closing occurred to originate the loan.
ORIGINATION VALUE DATE	The date the original Value Amount was determined.
ORIGINATION VALUE SOURCE	The type of valuation that was used to determine the Original Value amount.
Other Advance Expenses	Total Advances minus all other/detail and total
Ownership Code
Paid in Full Date	Date loan liquidated from system UPB removed
Paid Off Code
Part B Funds Received Date	FHA/VA Only
Partial Prepayment Amount Collected
Post Petition Due Date
Prepayment Expiration Date	Term
Prepayment Flag
Prepayment Premium Collected
Prepayment Waived
Product Type
Property Condition
PROPERTY PRESERVATION FEES
Property Type
Realized Gain or Loss
Reason for Default
Reason Suspended
Relief/Dismissal Hearing Date
REO Repaired Value
REO Value(As-is)
REO Actual Closing Date
REO Flag (Man Code)
REO List Date
REO List Price
REO Net Sales proceeds
REO Sales Price
REO Scheduled Close Date
REO Value Date
REO VALUE SOURCE
Repay First Due Date
Repay Last Due Date
Repay Next Due Date
Repay Plan Broken Date
Repay Plan Created Date
SBO LOAN NUMBER
Scheduled Balance
Scheduled Due Date
Servicing Fee
State
Street Address
T&I Advances
Title Approval Letter Received Date
Title Package to HUD Date
Title Package to VA Date
VA Claim Funds Received Date
VA Claim Submitted Date
VA FIRST FUNDS RECEIVED AMOUNT
VA FIRST FUNDS RECEIVED DATE
VA NOE Submitted Date
ZIP CODE
FNMA ACTION CODE
FNMA DELINQUENCY REASON CODE